Exhibit 99.2

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of the IndyMac Bank, F.S.B. 401(k) Plan (the “Plan”) on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, Scott Keys, on behalf of the plan administrator of the Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: June 27, 2003

/s/ Scott Keys Scott Keys IndyMac Bank, F.S.B. Chief Financial Officer

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